Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

MACERICH ANNOUNCES QUARTERLY RESULTS

SANTA MONICA, CA, May 2, 2018– The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended March 31, 2018, which included net loss attributable to the Company of $33.6 million or $.24 per share-diluted for the quarter ended March 31, 2018 compared to net income attributable to the Company for the quarter ended March 31, 2017 of $69.2 million or $.48 per share-diluted. For the first quarter, 2018, funds from operations (“FFO”) diluted was $123.5 million or $.82 per share-diluted compared to $133.6 million or $.87 per share-diluted for the quarter ended March 31, 2017. A description and reconciliation of EPS per share-diluted to FFO per share-diluted is included in the financial tables accompanying this press release.

Results and Highlights

•	Mall tenant annual sales per square foot for the portfolio increased by 7.4% to $686 for the year ended March 31, 2018 compared to $639 for the year ended March 31, 2017.

•	The re-leasing spreads for the year ended March 31, 2018 were up 14.7%.

•	Mall portfolio occupancy was 94.0% at March 31, 2018 compared to 94.3% at March 31, 2017.

•	Average rent per square foot increased to $58.44, up 3.8% from $56.31 at March 31, 2017.

“During the quarter our portfolio continued to perform well. We achieved solid re-leasing spreads with good leasing volume and strong tenant sales growth” said the Company’s chairman and chief executive officer, Arthur Coppola. “We remain excited about the leasing opportunities we see as the synergies between digitally native retailers on line sales and their appetite for great real estate become more clear as is evidenced by their appetite for off line stores.”

Financing Activity:

The Company closed on a $450 million, 12-year fixed rate loan on the recently expanded and renovated Broadway Plaza. The interest rate is 4.18%. The Company has less than $10 million of loan maturities for the balance of 2018.

Joint Ventures:

On March 1, 2018 the Company formed a joint venture with Hudson Pacific Properties (HPP) to work together to transform Westside Pavilion into creative office space. The mall will be contributed to the partnership at a value of $190 million. Macerich will own 25% and HPP will own 75%. Total project costs, including the contributed mall at $190 million, are expected to be in the range of $425 million to $475 million.

Non-Core Asset Sales:

The Company is continuing its strategy of selling non-core assets and recycling the capital into its higher quality assets. During the quarter the Company and its joint venture partner sold a portion of an office building that is adjacent to Fashion District of Philadelphia for $42 million. In addition two non-core retail assets are currently under contract. Since 2013, the Company has sold 21 non-core retail centers for a total of $1.8 billion in proceeds.

2018 Earnings Guidance:

Management is re-affirming its previously issued FFO per share guidance for 2018. A reconciliation of estimated EPS to FFO per share-diluted follows:

2018 range
Diluted EPS	$.49 - $.59
Plus: real estate depreciation and amortization	3.15 - 3.15
Plus: financing expense due to accounting rule change ASC606	.04 - .04
Plus: loss on sale or write-down of depreciable assets	.24 - .24

Diluted FFO per share	$3.92 - $4.02

As anticipated same center net operating income growth in the first quarter was modest, however, the Company continues to be comfortable with the original full year assumption on same center net operating income growth of 2.0% to 2.5%. More details of the guidance assumptions are included in the Company’s Form 8-K supplemental financial information.

Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 53 million square feet of real estate consisting primarily of interests in 48 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago, and the New York Metro area to Washington DC corridor. A recognized leader in sustainability, Macerich has earned NAREIT’s prestigious “Leader in the Light” award every year from 2014-2017. For the third straight year in 2017 Macerich achieved the #1 GRESB ranking in the North American Retail Sector, among many other environmental accomplishments. Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.

Investor Conference Call

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins May 3, 2018 at 11:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2017, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

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THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended March 31,
	Unaudited
	2018	2017
Revenues:
Minimum rents	$142,407	$145,555
Percentage rents	1,884	1,918
Tenant recoveries	68,092	72,412
Other income	13,809	15,264
Management Companies’ revenues	10,542	11,896

Total revenues	236,734	247,045

Expenses:
Shopping center and operating expenses	74,510	75,897
Management Companies’ operating expenses	38,323	28,517
REIT general and administrative expenses	8,019	8,463
Depreciation and amortization	79,937	83,073
Interest expense (a)	52,635	41,301

Total expenses	253,424	237,251

Equity in income of unconsolidated joint ventures	16,872	15,843
Co-venture expense (a)	—	(3,877)
Income tax benefit	2,949	3,484
(Loss) gain on sale or write down of assets, net	(37,512)	49,565

Net (loss) income	(34,381)	74,809
Less net (loss) income attributable to noncontrolling interests	(808)	5,566

Net (loss) income attributable to the Company	($33,573)	$69,243

Weighted average number of shares outstanding—basic	141,024	143,596

Weighted average shares outstanding, assuming full conversion of OP Units (b)	151,316	154,187

Weighted average shares outstanding—Funds From Operations (“FFO”)—diluted (b)	151,342	154,246

Earnings per share (“EPS”)—basic	($0.24)	$0.48

EPS—diluted	($0.24)	$0.48

Dividend declared per share	$0.74	$0.71

FFO—basic (b) (c)	$123,513	$133,603

FFO—diluted (b) (c)	$123,513	$133,603

FFO per share—basic (b) (c)	$0.82	$0.87

FFO per share—diluted (b) (c)	$0.82	$0.87

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)	On January 1, 2018, in accordance with the adoption of ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company changed its accounting for its investment in the Chandler Fashion Center and Freehold Raceway Mall (“Chandler Freehold”) joint venture from a co-venture arrangement to a financing arrangement. As a result, the Company has included in interest expense for the three months ended March 31, 2018 (i) a charge of $4,382 to adjust the fair value of the financing arrangement obligation during the period, (ii) distributions of $2,002 to its partner representing the partner’s share of net income and (iii) distributions of $1,638 to its partner in excess of the partner’s share of net income.

(b)	The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO - diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)	The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. As a result of changes in accounting standards effective January 1, 2018 (ASC 606), the Company began treating its joint venture in Chandler Freehold as a financing arrangement for accounting purposes. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes from its definition of FFO the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income. Although the NAREIT definition of FFO predates this guidance for accounting for financing arrangements, the Company believes that excluding the noted expenses resulting from the financing arrangement is consistent with the key objective of FFO as a performance measure and it allows the Company’s current FFO to be comparable with the Company’s FFO from prior quarters. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities.

The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net (loss) income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted (c):

	For the Three Months Ended March 31,
	Unaudited
	2018	2017
Net (loss) income attributable to the Company	($33,573)	$69,243
Adjustments to reconcile net (loss) income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in the OP	(2,450)	5,108
Loss (gain) on sale or write down of consolidated assets, net	37,512	(49,565)
Add: gain on undepreciated asset sales from consolidated assets	807	—
Loss on write-down of consolidated non-real estate assets	—	(10,138)
Noncontrolling interests share of gain on sale or write-down of consolidated joint ventures	590	—
Loss (gain) on sale or write down of assets from unconsolidated joint ventures (pro rata), net	157	(2,269)
Add: (loss) gain on sales or write down of undepreciated assets from unconsolidated joint ventures (pro rata), net	(2,085)	660
Depreciation and amortization on consolidated assets	79,937	83,073
Less depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(3,641)	(3,893)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	43,584	44,765
Less: depreciation on personal property	(3,345)	(3,381)
Financing expense in connection with the adoption of ASC 606 (Chandler Freehold)	6,020	—

FFO attributable to common stockholders and unit holders—basic and diluted	$123,513	$133,603

Reconciliation of EPS to FFO per diluted share (c):

	For the Three Months Ended March 31,
	Unaudited
	2018	2017
EPS—diluted	($0.24)	$0.48
Per share impact of depreciation and amortization of real estate	0.77	0.78
Per share impact of loss (gain) on sale or write down of assets, net	0.25	(0.39)
Per share impact of financing expense in connection with the adoption of ASC 606 (Chandler Freehold)	0.04	—

FFO per share—diluted	$0.82	$0.87

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net (loss) income attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended March 31,
	Unaudited
	2018	2017
Net (loss) income attributable to the Company	($33,573)	$69,243
Interest expense—consolidated assets	52,635	41,301
Interest expense—unconsolidated joint ventures (pro rata)	25,433	25,306
Depreciation and amortization—consolidated assets	79,937	83,073
Depreciation and amortization—unconsolidated joint ventures (pro rata)	43,584	44,765
Noncontrolling interests in the OP	(2,450)	5,108
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(8,781)	(6,212)
(Gain) loss on sale or write down of assets, net—consolidated assets	37,512	(49,565)
Loss (gain) on sale or write down of assets, net—unconsolidated joint ventures (pro rata)	157	(2,269)
Add: Noncontrolling interests share of gain on sale or write down of consolidated joint ventures, net	590	—
Income tax benefit	(2,949)	(3,484)
Distributions on preferred units	99	96

Adjusted EBITDA (d)	$192,194	$207,362

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI - Same Centers:

	For the Three Months Ended March 31,
	Unaudited
	2018	2017
Adjusted EBITDA (d)	$192,194	$207,362
REIT general and administrative expenses	8,019	8,463
Management Companies’ revenues	(10,542)	(11,896)
Management Companies’ operating expenses	38,323	28,517
Straight-line and above/below market adjustments	(8,172)	(7,414)

NOI—All Centers	219,822	225,032
NOI of non-Same Centers	(7,283)	(12,646)

NOI—Same Centers (e)	$212,539	$212,386

(d)	Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)	The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, the Company’s general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.